UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2010

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation) Identification No.)	(Commission File Number)	(I.R.S. Employer

2328 West Joppa Road
Lutherville, Maryland
(Address of Principal Executive Offices)	21093
	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Securities and Trading Markets

Item 1.03. Bankruptcy or Receivership.

On July 9, 2010, Bay National Bank (the “Bank”), the principal operating subsidiary of Bay National Corporation (the “Company”) was closed by the Office of the Comptroller of Currency, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver of the Bank.

As indicated in the FDIC press release dated July 9, 2010, subsequent to the closure, Bay Bank, FSB, Lutherville, Maryland, assumed the operations and all of the deposits of the Bank, and purchased essentially all of the Bank’s assets. All depositors of the Bank, will automatically become depositors of Bay Bank, FSB for the full amount of their deposits, and they will continue to have uninterrupted access to the Bank’s deposits.

The Company’s principal assets were the capital stock that it owns in the Bank. As the owner of all of the capital stock of the Bank, the Company would be entitled to the net recoveries, if any, following the liquidation or sale of the Bank or its remaining assets by the FDIC. However, at this time, the Company does not believe that any recovery will be realized.

Cautionary Note Regarding Forward-Looking Statements

Any statement herein with respect to the future of the Company’s economic performance constitutes a forward-looking statement as defined by Federal securities laws.  Such statement is only a prediction based on our current expectations about future events, and there are or may be important factors that could cause our actual results to be materially different from the future results expressed or implied by such forward-looking statement.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY NATIONAL CORPORATION

Date: June 15, 2010	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President